             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

               October 4, 1996

                    Applied Graphics Technologies, Inc.

  (EXACT NAME OF REGISTRATION AS SPECIFIED IN ITS CHARTER)

        Delaware            0-28208        13-3864004

 (STATE OR OTHER JURISDICTION       (COMMISSION         (IRS EMPLOYER
    OF INCORPORATION)               FILE NUMBER)     IDENTIFICATION NO.)

          28 West 23rd Street, New York, NY  10010

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (212) 929-4111

                       Not applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

     Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

In April of 1996, Applied Graphics Technologies, Inc. ("AGT" or "the Company") became a publicly held entity in a transaction where AGT, as a newly formed entity, consisting of the assets, liabilities and operations of the prepress business carved out of AGT's parent, Applied Printing Technologies LP ("APT"), sold approximately 35% of its common stock in an initial public offering.

Coopers & Lybrand LLP has been the independent accountant for AGT and has previously reported on the financial statements of the Company in connection with the carve-out and for the year ended December 31, 1995. The reports of Coopers & Lybrand LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainly, audit scope or accounting principle.

As   a   newly  public  company,  AGT  has  been  reviewing   its
relationships with its professional service providers and others to determine the appropriateness of continuing existing, or establishing new relationships for the Company.

On September 27, 1996, the Audit Committee approved, effective as of October 1, 1996, the selection of Deloitte & Touche LLP ("newly engaged accountants") as independent accountants for the Company for the year ending December 31, 1996. Such selection replaces Coopers & Lybrand LLP ("former accountants"). Coopers & Lybrand LLP continue to serve as independent accountants for APT.

The Company has had no disagreements with the former accountants during the two most recent fiscal years or the subsequent interim periods to September 27, 1996, on any matter of accounting principle, financial statement disclosure, or auditing scope or procedure.

The Company has requested Coopers & Lybrand LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit
16 to this Form 8-K.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 4, 1996


                                   /s/ Louis Salamone, Jr.
                                   Louis Salamone, Jr.
                                   Senior Vice President and
                                   Chief Financial Officer

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Exhibit 16

October 4, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Applied Graphics Technologies, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of October, 1996. We agree with the statement concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.


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